SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2005

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 9, 2005, Martin Rosenberg, Ph.D. and Michael B. Wood, MD were elected to the Board of Directors of the Registrant.  The Board of Directors appointed Dr. Rosenberg to the Board’s Corporate Governance and Nominating Committee and Dr. Wood to the Compensation Committee.

Also on March 9, 2005, John K. Clarke informed the Board of Directors that he will not stand for re-election to the Board of Directors at the Registrant’s annual meeting of stockholders to be held on June 8, 2005.  Upon the expiration of Dr. Clarke’s current term in June 2005, he will have served on the Registrant’s Board of Directors for the full term expected of directors under the term limits set forth in Cubist’s Amended and Restated Corporate Governance Guidelines.  The Amended and Restated Corporate Governance Guidelines can be viewed on the Company’s website at www.cubist.com or in the Company’s filings with the Securities and Exchange Commission.  Mr. Clarke’s retirement will take effect as of the annual meeting to be held on June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: March 14, 2005